                                                                   Exhibit 99.01

                        FIRST AMENDMENT TO LOAN AGREEMENT

     The First Amendment to Loan Agreement (this "Agreement") is entered into as of the 22nd day of October,  2004, by and between Del Global  Technologies Corp.
("Del Global") and Villa Sistemi Medicali, S.p.A. ("Villa").

                                   BACKGROUND

     Del Global and Villa are parties to a Loan  Agreement  dated  September 23,
2004 (as amended,  restated,  supplemented  or otherwise  modified  from time to time,  the "Loan  Agreement")  pursuant  to which Del  Global has  borrowed  the principal sum of Euro 500,00 from Villa; and

     Del Global has requested that Villa extend the Period of the Loan Agreement and Villa is willing to do so.

     NOW,  THEREFORE,  for good and  valuable  consideration,  the  receipt  and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  DEFINITIONS.  All capitalized  terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     2.  AMENDMENT TO LOAN  AGREEMENT.  The Loan  Agreement is hereby amended as follows:

          (a) Section 2 is amended in its entirety to provide as follows:

              "Subject to the provisions of Section 8 hereof, you will repay the
     Loan  together  with any  interest  due up to the time of  repayment on the earlier  of (i)  the  consummation  by you of the  sale  of  Villa  Sistemi
     Medicali S.p.A.  and Del Medical Imaging Corp.,  and (ii) September 1, 2005
     (the "Period")."

          (b) Section 3 is amended in its entirety to provide as follows:

              "Interest  is payable on the  principal  amount of the Loan at the end of the Period at 5% per annum.  Interest  will be computed on the basis of actual number of days on a 360-day year."

     3. GOVERNING LAW. This Agreement is governed by the laws of Italy.

     4.  COUNTERPARTS.  This  Agreement may be executed by the parties hereto in one or more  counterparts,  each of which shall be deemed an original and all of which when taken  together  shall  constitute  one and the same  agreement.  Any signature  delivered by a party by facsimile  transmission shall be deemed to be an original signature hereto.

     5. FULL FORCE AND EFFECT.  Except as  expressly  amended  hereby,  the Loan
Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

                                   Villa Sistemi Medicali, S.p.A.

                                   By: /s/ Giuseppe Ammendola
                                       --------------------------
                                       Name:  Giuseppe Ammendola
                                       Title: Managing Director

                                   Del Global Technologies Corp.

                                   By: /s/ Walter F. Schnieder
                                       --------------------------
                                       Name:  Walter F. Schnieder
                                       Title: